                           FOURTH AMENDMENT TO THE SECOND
                         AMENDED AND RESTATED AGREEMENT OF
                   LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.

     This FOURTH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of March 25, 1998 (this "Amendment"), is being executed by AIMCO-GP, Inc., a Delaware corporation (the "General Partner"), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the authority conferred on the General Partner by Section 7.3.C(7) of the Second Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994 (the "Agreement"). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

     WHEREAS, pursuant to Section 4.2.A of the Agreement, the General Partner is authorized to cause the Partnership to issue Partnership Units with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the General Partner shall determine and as shall be set forth in a written document attached to and made an exhibit to the Agreement; and

     WHEREAS, the General Partner has determined that it is in the best interests of the Partnership to issue up to 15,000 units of a new class of Partnership Units in consideration of capital contributions to the Partnership of $138 per unit.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Agreement is hereby amended by the addition of a new exhibit, entitled "EXHIBIT I," in the form attached hereto, which shall be attached to and made a part of the Agreement.

     2. Each Person to whom the General Partner shall initially cause the Partnership to issue any of the Partnership Units described on EXHIBIT I shall be admitted to the Partnership as a Limited Partner with the rights of holders of the Partnership Units set forth on EXHIBIT I. The General Partner shall amend EXHIBIT A to the Agreement to reflect the admittance of each such Person as a Limited Partner and the issuance of such Partnership Units to each such Person.

     3. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                   GENERAL PARTNER:

                                   AIMCO-GP, INC.



                                   By:  /s/ Peter K. Kompaniez
                                        -----------------------------------
                                        Name:
                                        Title:

                                      EXHIBIT I

                             PARTNERSHIP UNIT DESIGNATION
                                        OF THE
                      CLASS I HIGH PERFORMANCE PARTNERSHIP UNITS
                              OF AIMCO PROPERTIES, L.P.

     1.   NUMBER OF UNITS AND DESIGNATION.

     A class of Partnership Units is hereby designated as "Class I High Performance Partnership Units," and the number of Partnership Units initially constituting such class shall be fifteen thousand (15,000), subject to adjustment at the Class I High Performance Valuation Date, as provided in
Section 3 hereof.

     2.   DEFINITIONS.

     For purposes of this Partnership Unit Designation, the following terms shall have the meanings indicated in this Section 2. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

     "AIMCO EQUITY CAPITALIZATION" shall mean the quotient obtained by dividing
(i) the sum of the AIMCO Market Values for each trading day included in the Measurement Period, by (ii) the number of trading days included in the Measurement Period.

     "AIMCO MARKET VALUE" shall mean, for any date, the product of (i) the number of REIT Shares and Partnership Units (other than Partnership Preferred Units) outstanding as of the close of business on such date, multiplied by (ii) the Value of a REIT Share on such date.

     "AIMCO TOTAL RETURN" shall mean the Total Return of the REIT Shares for the Measurement Period.

     "AGREEMENT" shall mean the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

     "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

          (i) an acquisition (other than directly from the Previous General Partner) of any voting securities of the Previous General Partner (the "Voting Securities) by any "person" (as the term "person" is used for purposes of
Section 13(d) or Section

14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Ownership") of 20% or more of the combined voting power of the Previous General Partner's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Previous General Partner or (2) any corporation, partnership or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Previous General Partner or in which the Previous General Partner serves as a general partner or manager (a "Subsidiary"), (B) the Previous General Partner or any Subsidiary, or (C) any person in connection with a Non-Control Transaction (as hereinafter defined);

          (ii) the individuals who constitute the Board of Directors of the Previous General Partner as of January 1, 1998 (the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board of Directors; provided, however, that if the election, or nomination for election by the Previous General Partner's stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 promulgated under the Exchange Act) (an "Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii) approval by stockholders of the Previous General Partner of:
(A) a merger, consolidation, share exchange or reorganization involving the Previous General Partner, unless (1) the stockholders of the Previous General Partner, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Company, and (3) no persons (other than the Previous General Partner or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Previous General Partner, the Surviving Company or any Subsidiary, or any person who, immediately prior to such merger, consolidation, share exchange or reorganization had Beneficial Ownership of 15% or more of the then outstanding Voting Securities has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Company's then outstanding voting securities (a transaction described in clauses (1) through (3) is referred to herein as a "Non-Control Transaction"); (B) a complete liquidation or dissolution of the Previous General Partner; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Previous General Partner to any person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any person (a "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Previous General Partner that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Previous General Partner, and after such share acquisition by the Previous General Partner, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change of Control shall occur.

     "CLASS I HIGH PERFORMANCE CASH AMOUNT" shall mean, as of any date, the lesser of (i) an amount of cash equal to the product of the amount that a Holder would receive in respect of each Class I High Performance Partnership Unit if the Partnership sold all of its properties at their fair market value (which may be determined by reference to the Value of a REIT Share), paid all of its debts and distributed the remaining proceeds to the Partners as provided in Section
13.2 of the Agreement, determined as of the applicable Valuation Date, or (ii) in the case of a Declination followed by a Public Offering Funding, the Public Offering Funding Amount.

     "CLASS I HIGH PERFORMANCE PARTNERSHIP UNIT" shall mean a Partnership Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this EXHIBIT I.

     "CLASS I HIGH PERFORMANCE VALUATION DATE" shall mean the earlier to occur of (i) January 1, 2001, or (ii) the date on which a Change of Control occurs.

     "DETERMINATION DATE" shall mean (i) when used with respect to any dividend or other distribution, the date fixed for the determination of the holders of the securities entitled to receive such dividend or distribution, or, if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution, and (ii) when used with respect to any split, subdivision, reverse stock split, combination or reclassification of securities, the date upon which such split, subdivision, reverse stock split, combination or reclassification becomes effective.

     "EXCESS RETURN" shall mean the amount (measured as a percentage), if any, by which (i) the AIMCO Total Return exceeds (ii) the Hurdle Rate of Return.

     "EX-DATE" shall mean (i) when used with respect to any dividend or distribution, the first date on which the securities on which the dividend or distribution is payable trade regular way on the relevant exchange or in the relevant market without the right to receive such dividend or distribution, and
(ii) when used with respect to any split, subdivision, reverse stock split, combination or reclassification of securities, the first date on which the securities trade regular way on such exchange or in such market to reflect such split, subdivision, reverse stock split, combination or reclassification becoming effective.

     "EXTRAORDINARY DISTRIBUTION" shall mean the distribution by the Previous General Partner, by dividend or otherwise, to all holders of its REIT Shares of evidences of its indebtedness or assets (including securities) other than cash.

     "HURDLE RATE OF RETURN" shall mean the greater of (x) 115% of the Industry Total Return, or (y) 30% (or, if the Class I High Performance Valuation Date is not January 1, 2001, a percentage equal to the return over the Measurement Period that, if compounded annually over three years, would result in a cumulative return of 30%).

     "INDUSTRY TOTAL RETURN" shall mean the Total Return of the securities included in the Industry Peer Group Index for the Measurement Period, with such average determined in a manner consistent with the manner in which such index is calculated; PROVIDED, HOWEVER, that if such Total Return would be less than zero without giving effect to the reinvestment of dividends, then the "Industry Total Return" shall be equal to zero.

     "INDUSTRY PEER GROUP INDEX" shall mean the Morgan Stanley REIT Index or any other similar industry index approved by the Board of Directors of the Previous General Partner.

     "MEASUREMENT PERIOD" shall mean the period from and including January 1, 1998 to but excluding the Class I High Performance Valuation Date.

     "PARTNERSHIP" shall mean AIMCO Properties, L.P., a Delaware limited partnership.

     "TOTAL RETURN" shall mean, for any security and for any period, the cumulative total return for such security over such period, as measured by (i) the sum of (A) the cumulative amount of dividends paid in respect of such security for such period (assuming that all dividends other than Extraordinary Distributions are reinvested in such security as of the payment date for such dividend based on the security price on the dividend payment date), and (B) an amount equal to (1) the security price at the end of such period, minus (2) the security price at the beginning of such period, divided by (ii) the security price at the beginning of the measurement period; PROVIDED, HOWEVER, that if the foregoing calculation results in a negative number, the "Total Return" shall be equal to zero.

     "VALUE" shall have the meaning set forth in the Agreement, except that Value shall be determined by reference to the average of the daily market prices for twenty (20) consecutive trading days rather than ten (10) consecutive trading days.

     3.   ADJUSTMENT OF UNITS AT CLASS I HIGH PERFORMANCE VALUATION DATE.

          (a) If, on the Class I High Performance Valuation Date there is any Excess Return, then, from and after such date, each Class I High Performance Partnership Unit shall, without any action on the part of the Partnership, the General Partner or the Holder thereof, be automatically adjusted to equal a number of Class I High Performance Partnership Units equal to the quotient obtained by dividing (x) the product of (A) 15% of the Excess Return, multiplied by (B) the AIMCO Equity Capitalization, by (y) the product of (A) 15,000 and (B) the Value of a REIT Share on the Class I High Performance Valuation Date. For illustrative purposes, examples of the calculation of such adjustment are set forth in ANNEX I hereto.

          (b) If, on the Class I High Performance Valuation Date there is no Excess Return, then, from and after such date, each Class I High Performance Partnership Units shall, without any action on the part of the Partnership, the General Partner or the Holder thereof, be automatically adjusted to equal 1/100 of a Class I High Performance Partnership Unit.

     4.   DISTRIBUTIONS.

     On and after the Class I High Performance Valuation Date, the Holders of Class I High Performance Partnership Units shall be entitled to receive distributions (other than distributions upon liquidation) if, as, when and in the same amounts and of the same type as may be paid to Holders of Partnership Common Units as if each Holder of Class I High Performance Partnership Units held an equal number of Partnership Common Units originally issued on the Class I High Performance Valuation Date.

     5.   ALLOCATIONS.

     (a) From and after the Class I High Performance Valuation Date, Net Income and Net Loss shall be allocated to each of the Holders of Class I High Performance Partnership Units as if each such Holder was the Holder of an equal number of Partnership Common Units originally issued on the Class I High Performance Valuation Date.

     (b) In the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article XIII of the Agreement, then, notwithstanding
Section 6.3.C of the Agreement, each Holder of Class I High Performance Partnership Units shall be specifically allocated items of Partnership income and gain in an amount sufficient to cause the Capital Account of such Holder to be equal to that of a Holder of an equal number of Partnership Common Units.

     6.   REDEMPTION.

     Upon the occurrence of a Change of Control, and subject to the applicable requirements of Federal securities laws and any securities exchange or quotation system rules or regulations, each Holder of Class I High Performance Partnership Units shall have the redemption rights of Qualifying Parties set forth in
Section 8.6 of the Agreement, except that (i) all references therein to "Redeemable Units" or "Partnership Common Units" shall be deemed to be references to Class I High Performance Partnership Units, (ii) the first Twelve-Month Period applicable to all Class I High Performance Partnership Units shall be deemed to have passed, (iii) all references therein to "Cash Amount" shall be deemed to be references to the Class I High Performance Cash Amount, and (iv) in the event that the Previous General Partner elects to acquire Class I High Performance Partnership Units that have been tendered for Redemption, the Previous General Partner shall acquire each such Class I High Performance Partnership Unit in exchange for a number of REIT Shares equal to the quotient obtained by dividing the Class I High Performance Cash Amount by the Value of a REIT Share, determined as of the applicable Valuation Date.

     7.   STATUS OF REACQUIRED UNITS.

     All Class I High Performance Partnership Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

     8.   RESTRICTIONS ON OWNERSHIP AND TRANSFER.

     The restrictions on Transfer set forth in Sections 11.1.B and 11.3.A of the Agreement shall not apply to Transfers of Class I High Performance Partnership Units. Prior to the Class I High Performance Valuation Date, the Class I High Performance Partnership Units shall be owned and held solely by SMP I, L.L.C., a Delaware limited liability company ("SMP"), Richard S. Ellwood, J. Landis Martin, Thomas L. Rhodes and John D. Smith. On or after the Class I High Performance Valuation Date, the Class I High Performance Partnership Units may be Transferred (i) by SMP to (a) any Person who is a member (a "Member") of SMP immediately prior to such transfer, (b) a Family Member of a Member, (c) a Controlled Entity of a Member, (c) any Person with respect to whom the Member constitutes a Controlled Entity, (d) upon the death of a Member, by will or by the laws of descent and distribution to any Qualified Transferee, and (ii) by any other Person to (a) a Family Member of a such Person, (b) a Controlled Entity of such Person, (c) any other Person with respect to whom such Person constitutes a Controlled Entity, (d) upon the death of such Person, by will or by the laws of descent and distribution to any Qualified Transferee,

     9.   VOTING RIGHTS.

     The definition of "Majority in Interest of the Limited Partners" in the Agreement is hereby amended to read in its entirety as follows:

     "MAJORITY IN INTEREST OF THE LIMITED PARTNERS" means Limited Partners (other than (i) the Special Limited Partner and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the (a) General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))) holding more than fifty percent (50%) of the outstanding Partnership Common Units and Class I High Performance Partnership Units held by all Limited Partners (other than (i) the Special Limited Partner and (ii) any Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by (a) the General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))).

     10.  ADJUSTMENTS.

     (a) In the event of any Extraordinary Distribution occurring on or after January 1, 1998, for purposes of determining the Value of a REIT Share or the AIMCO Total Return, each price of a REIT Share determined as of a date on or after the Ex-Date for such Extraordinary Distribution shall be adjusted by multiplying such price by a fraction (i) the numerator of which shall be the price of a REIT Share on the date immediately prior to such Ex-Date, and (ii) the denominator of which shall be (A) the price of a REIT Share on the date immediately prior to such Ex-Date, minus (B) the fair market value on the date fixed for such determination of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share (as determined by the General Partner, whose determination shall be conclusive); PROVIDED FURTHER, that such amount shall be so adjusted for each such Extraordinary Distribution occurring on or after January 1, 1998.

     (b) In the event that, on or after January 1, 1998, the Previous General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares, (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, or (iv) otherwise reclassifies its outstanding REIT Shares, then, for purposes of determining the Value of a REIT Share or the AIMCO Total Return, each price of a REIT Share determined as of a date on or after the Ex-Date for such transaction shall be adjusted by multiplying such price by a fraction (x) the numerator of which shall be the number of REIT Shares issued and outstanding on the Determination Date for such dividend, distribution, split, subdivision, reverse stock split, combination or reclassification (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (y) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the Determination Date for such dividend, distribution, split, subdivision, reverse stock split, combination or reclassification.

     (c) The General Partner shall have authority to appropriately adjust the AIMCO Market Value, the AIMCO Total Return or the Value of a REIT Share if any other transaction or circumstance occurs or arises that would have an inequitable result.


     11.  GENERAL.

     The ownership of Class I High Performance Partnership Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend EXHIBIT A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent conversion, redemption, or any other event having an effect on the ownership of, Class I High Performance Partnership Units.

                                                                      ANNEX I TO
                                                                       EXHIBIT I

     NUMERICAL EXAMPLES OF THE CALCULATION OF THE ADJUSTMENT TO THE NUMBER
       OF CLASS I HIGH PERFORMANCE PARTNERSHIP UNITS ON THE CLASS I HIGH
                          PERFORMANCE VALUATION DATE

     The following table illustrates the adjustment that would be made on the Class I High Performance Valuation Date to the number of Class I High Performance Units under different circumstances. Except as otherwise indicated, it is assumed, for purposes of the illustration, that: (i) the Class I High Performance Valuation Date is January 1, 2001; (ii) the AIMCO Total Return is 14% per year; (iii) the Industry Total Return is 10% per year; and (iv) the weighted average market value of outstanding equity (Common Stock and Partnership Units, other than Partnership Preferred Units) during the Measurement Period is $3,000,000,000 (assumptions (i) - (iv) are referred to as the "Base Case").



                                                             (1)       (2)       (3)       (4)       (5)         (6)
                                                            -----     ------    -----     -----     ------      -----
Cumulative Total Return Over Three Years:
  Company Common Stock                                      48.2%     119.7%    48.2%     48.2%     119.7%      26.0%
  Peer Group Index                                          32.4%     32.4%     71.2%     0%        32.4%       3.0%
  115% of Peer Group Index                                  38.1%     38.1%     83.7%     0%        38.1%       3.5%
  Minimum Return                                            30%       30%       30%       30%       30%         30%
Excess Return                                               10.1%     81.6%     0%        18.2%     81.6%       0%
Weighted Average Market Value of
Outstanding Equity (millions)                               $3,000    $4,000    $3,000    $3,000    $10,000     $4,000
Excess Shareholder Return (millions)                        $303      $3,264    $0        $546      $8,160      $0
Value of High Performance Units (millions)                  $45.4     $489.6    $0        $81.9     $1,224.0    $0
Value of a REIT Share                                       $50       $70       $50       $50       $70         $40
Adjusted Number of Class I High Performance Units:
     Total                                                  908,000   6,994,286 0         1,638,000 17,485,714  0
     Per Unit Adjustment                                    60.5      466.3     0         109.2     1,165.7     0


(1)  Base Case.
(2) Base Case, except that the Company Common Stock has a 30% annual Total Return and the weighted average market value of outstanding equity is $4 billion.
(3)  Base Case, except that the Peer Group Index has a 20% annual Total Return.
(4) Base Case, except that the Peer Group Index has a negative annual Total Return of 10%.
(5) Base Case, except that the Company Common Stock has a 30% annual Total Return and the weighted average market value of outstanding equity is $10 billion.
(6) Base Case, except that the Company Common Stock has an 8% annual Total Return, the Peer Group Index has a 1% annual Total Return and the weighted average market value of outstanding equity is $4 billion.